     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 14, 1996
                                           REGISTRATION NO. 333-
==========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              ____________________

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ____________________

                      ORTHODONTIC CENTERS OF AMERICA, INC.
             (Exact name of Registrant as specified in its charter)

         DELAWARE                   72-1278948                        8741
(State or other jurisdiction    (I.R.S. Employer             (Primary Standard Industrial
     of organization)        Identification Number)    Incorporation or Classification Code Number)

                    13000 SAWGRASS VILLAGE CIRCLE, SUITE 41
                       PONTE VEDRA BEACH, FLORIDA  32082
                                (904) 273-0004
         (Address, Including Zip Code, and Telephone Number, including
            Area Code, of Registrant's Principal Executive Offices)
                              ____________________

                            DR. GASPER LAZZARA, JR.
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      ORTHODONTIC CENTERS OF AMERICA, INC.
                    13000 SAWGRASS VILLAGE CIRCLE, SUITE 41
                       PONTE VEDRA BEACH, FLORIDA  32082
                                 (904) 273-0004
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                              ____________________

                          Copies of communications to:

                              J. CHASE COLE, ESQ.
                             THEODORE W. LENZ, ESQ.
                         WALLER LANSDEN DORTCH & DAVIS
                           2100 NASHVILLE CITY CENTER
                        NASHVILLE, TENNESSEE  37219-1760
                                 (615) 244-6380
                              ____________________

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and appropriate stockholder action.

   If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
                                                            --------------------

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
                            ---------------------


                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================

  Title of Each Class of       Amount to be     Proposed Maximum Offering     Proposed Maximum Aggregate          Amount of
Securities to be Registered     Registered          Price Per Share(1)             Offering Price              Registration Fee
==================================================================================================================================
Shares of Common Stock,
$.01 par value               1,000,000 Shares          $33.50                       $33,500,000                  $11,552
====================================================================================================================================

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purposes of calculating the registration fee, based upon the average of the high and low sales prices for June 7, 1996.

                               __________________

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                      ORTHODONTIC CENTERS OF AMERICA, INC.
                             CROSS REFERENCE SHEET
                  (PURSUANT TO ITEM 501(B) OF REGULATION S-K)


          Items of Form S-4                Prospectus Caption or Location
          -----------------                ------------------------------
A. INFORMATION ABOUT THE TRANSACTION

1. Forepart of Registration State-
    ment and Outside Front Cover
    Page of Prospectus.............      Facing Page of Registration Statement;
                                         Outside Front Cover Page of Prospectus
2. Inside Front and Outside Back
    Cover Pages of Prospectus......      Inside Front Cover Page of Prospectus
3. Risk Factors, Ratio of Earnings
    to Fixed Charges and Other
    Information....................      "The Company"; "Risk Factors"
4. Terms of the Transaction........      Not Applicable
5. Pro Forma Financial Information.      Not Applicable
6. Material Contracts with the
    Company Being Acquired.........      Not Applicable
7. Additional Information Required
    for Reoffering by Persons
    and Parties Deemed to be
    Underwriters...................      Not Applicable
8. Interests of Named Experts
    and Counsel....................      Not Applicable
9. Disclosure of Commission
    Position on Indemnification for
    Securities Act Liabilities.....      Not Applicable

B. INFORMATION ABOUT THE REGISTRANT

10. Information with Respect to
     S-3 Registrants...............      "Incorporation of Certain Information
                                         by Reference"; "The Company"
11. Incorporation of Certain
     Information by Reference......      "Incorporation of Certain Information
                                         by Reference"
12. Information with Respect to
     S-2 or S-3 Registrants........      Not Applicable
13. Incorporation of Certain
     Information by Reference......      Not Applicable
14. Information with Respect to
     Registrants Other than S-3
     or S-2 Registrants............      Not Applicable

C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15. Information with Respect to
     S-3 Companies.................      Not Applicable
16. Information with Respect to
     S-2 or S-3 Companies..........      Not Applicable
17. Information with Respect to
     Companies Other than S-3
     or S-2 Companies..............      Not Applicable

D. VOTING AND MANAGEMENT INFORMATION

18. Information if Proxies, Consents
     or Authorizations are to be
     Solicited.....................      Not Applicable
19. Information if Proxies, Consents
     or Authorizations are not to
     be Solicited in an Exchange
     Offer.........................      Not Applicable

PROSPECTUS


                                1,000,000 SHARES


                      ORTHODONTIC CENTERS OF AMERICA, INC.


                                  COMMON STOCK

                          ____________________________


   This Prospectus relates to the issuance from time to time by Orthodontic Centers of America, Inc., a Delaware corporation (the "Company"), of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in an aggregate amount of up to 1,000,000 shares, upon terms to be determined at the time of such offering. The Common Stock may be offered in such amounts, at such prices and on such terms to be set forth in a supplement to this Prospectus (a "Supplement").

   The Common Stock is to be offered directly by the Company in connection with the acquisition of the assets of, or ownership interests in, certain entities owned by orthodontists who affiliate with the Company. The specific terms under which the Common Stock is being offered in connection with the delivery of this Prospectus will be set forth in the applicable Supplement and will include the specific number of shares of Common Stock and the issuance price per share. The Common Stock may not be offered through this Prospectus without delivery of the applicable Supplement.

   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK OFFERED HEREBY OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SHARES TO ANY PERSON, OR THE SOLICITATION OF A PROXY FROM ANY PERSON, IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                _______________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS
                           ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                                _______________

                  The date of this Prospectus is June __, 1996

                             AVAILABLE INFORMATION

   The Company has filed a Registration Statement (the "Registration Statement") on Form S-4, including any amendments thereto, with the Securities and Exchange Commission (the "Commission") with respect to the Common Stock. This Prospectus and any accompanying Supplement do not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto.
Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or as previously filed with the Commission and incorporated herein by reference. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement, exhibits and schedules. A copy of the Registration Statement may be inspected by anyone without charge at the Commission's principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission upon payment of certain fees prescribed by the Commission.

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission, at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Commission Regional
Offices: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, 14th Floor, Chicago, Illinois 60601-2511. Copies can be obtained by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

                           INCORPORATION BY REFERENCE

   The following documents filed with the Commission by the Company pursuant to the Exchange Act are incorporated by reference into this Prospectus: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1995, (ii) the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1996, and (iii) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A, dated December 6, 1994.

   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. A COPY OF THESE DOCUMENTS IS AVAILABLE, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST FROM THE COMPANY. REQUESTS SHOULD BE DIRECTED TO BARTHOLOMEW F. PALMISANO, SR., CHIEF FINANCIAL OFFICER, ORTHODONTIC CENTERS OF AMERICA, INC. AT 3850 N. CAUSEWAY BOULEVARD, SUITE 990, METAIRIE, LOUISIANA 70002, OR AT (504) 834-4392.

                                  THE COMPANY

   The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, incorporated by reference in this Prospectus. Unless the context otherwise requires, the "Company" refers to Orthodontic Centers of America, Inc. and its subsidiaries, the "Orthodontic Centers" refers to the orthodontic centers affiliated, or which will be affiliated, with the Company, "Affiliated Orthodontists" refers to the orthodontists who provide orthodontic services at the Orthodontic Centers and "Affiliated Orthodontic Entities" refers to the professional entities which are owned by Affiliated Orthodontists. Except as otherwise indicated, the information in this Prospectus has been adjusted to reflect a two-for-one stock split of the Common Stock effected in the form of a 100% stock dividend as of December 29, 1995.

   The Company develops and manages orthodontic practices pursuant to long-term agreements in the approximately $3.6 billion orthodontic industry. The Company provides capital for the development and growth of Orthodontic Centers and manages the business and marketing aspects of the Affiliated Orthodontists' practices, thereby allowing Affiliated Orthodontists to focus on delivering quality patient care. Management believes that the Company's operating strategy has allowed the Affiliated Orthodontists to realize significantly greater productivity and profitability than traditional orthodontic practices, thereby presenting an attractive opportunity to orthodontists and allowing the Affiliated Orthodontists to compete more effectively than traditional local practices.

   The Company has implemented an aggressive growth strategy to develop new Orthodontic Centers in conjunction with current and newly-recruited Affiliated Orthodontists and to acquire the assets of, and enter into long-term agreements with, existing orthodontic practices in both new and existing markets. According to the 1995 Journal of Clinical Orthodontists Orthodontic Practice Study, the United States orthodontic industry is highly fragmented, with approximately 90% of the approximately 9,060 practicing orthodontists acting as sole practitioners. Because Affiliated Orthodontists have generally experienced better financial performance than in their prior traditional practices, management believes that affiliating with the Company offers practicing orthodontists and recent graduates an attractive and profitable opportunity.

                                 RISK FACTORS

   An investment in the shares of Common Stock offered hereby involves a high degree of risk. Prospective investors should carefully consider the following risk factors, in addition to the other information set forth in this Prospectus, in connection with an investment in the shares of Common Stock offered hereby.

   GOVERNMENT REGULATION. The orthodontic industry and orthodontic practices are regulated extensively at the state and federal levels. The Company does not control the practice of orthodontics by the Affiliated Orthodontists or their compliance with the regulatory requirements directly applicable to orthodontists and their practices. The laws of many states prohibit non-orthodontic entities (such as the Company) from practicing orthodontics (which in certain states includes managing or operating an orthodontic office), splitting professional fees with orthodontists, owning or controlling the assets of an orthodontic practice, employing orthodontists, maintaining an orthodontist's patient records or controlling the content of an orthodontist's advertising. The laws of many states also prohibit orthodontists from paying any portion of fees received for orthodontic services in consideration for the referral of a patient. In addition, many states impose limits on the tasks that may be delegated by an orthodontist to other staff members. These laws and their interpretation vary from state to state and are enforced by regulatory authorities with broad discretion. There can be no assurance that any review of the Company's business relationships by courts or other regulatory authorities will not result in determinations that could adversely affect the operations of the Company or that the regulatory environment will not change to restrict the Company's existing or future operations. Further, there can be no assurance that the legality of the Company's long-term service, management and consulting agreements will not be successfully challenged or that enforceability of the provisions thereof will not be limited. The laws and regulations of certain states in which the Company may seek to expand may require the Company to change its contractual relationship with orthodontists in a manner that may restrict the Company's operations in those states or may prevent the Company from acquiring the assets of or managing orthodontists' practices in those states. Further, there can be no assurance that the laws and regulations of states in which the Company currently maintains operations will not change or be interpreted in the future to either restrict or adversely affect the Company's relationships with orthodontists in those states.

   RISKS ASSOCIATED WITH EXPANSION. The Company has expanded from managing 11 Orthodontic Centers at December 31, 1989 to managing 159 Orthodontic Centers at June 7, 1996 and expects to continue to add additional Orthodontic Centers. The success of the Company's expansion strategy will depend on a number of factors, including (i) the Company's ability to affiliate with orthodontists to open new Orthodontic Centers, the availability of suitable markets and the Company's ability to obtain good locations within those markets; (ii) the Company's ability to identify and affiliate with existing orthodontic practices and to integrate such practices into the Company's existing operations; (iii) the availability of adequate financing to fund the Company's expansion strategy;
(iv) regulatory constraints and (v) the ability of the Company to effectively manage additional Orthodontic Centers. A shortage of available orthodontists with the skills required by the Company would have a material adverse effect on the Company's expansion opportunities. There can be no assurance that the Company's expansion strategy will continue to be successful or that modifications to the Company's strategy will not be required.

   DEPENDENCE ON AFFILIATED ORTHODONTISTS. The Company receives fees for services provided to orthodontic practices under service, management and consulting agreements, but does not employ orthodontists or control the practices of the Affiliated Orthodontists. The Company's revenue is dependent on revenue generated by the Affiliated Orthodontic Entities are for terms of 20 years and may be terminated by either party for "cause," which includes a material default by or bankruptcy of the other party. Any material loss of revenue by the Affiliated Orthodontists would have a material adverse effect on the Company.

   ADVANCES TO AFFILIATED ORTHODONTIC ENTITIES. The Company has made and intends to continue to make unsecured advances to Affiliated Orthodontic Entities to fund their portion of the initial operating losses incurred in the development of new Orthodontic Centers. Management anticipates that such advances will increase significantly in the future as the Company pursues its aggressive expansion strategy. While the Company expects to be repaid from future operations of these Affiliated Orthodontic Entities, their failure to repay such advances could have a material adverse effect on the Company's results of operations.

   DEPENDENCE ON KEY PERSONNEL. The success of the Company is dependent upon the continued services of the Company's senior management, particularly its Chairman of the Board, Chief Executive Officer and President, Dr. Gasper Lazzara, Jr., and its Chief Financial Officer, Bartholomew F. Palmisano, Sr. The loss of the services of either Dr. Lazzara or Mr. Palmisano would have a material adverse effect on the Company's business and prospects. The Company's success also depends on its ability to attract and retain other highly qualified managerial personnel.

   COMPETITION. The business of providing orthodontic services is highly competitive in each market in which an Orthodontic Center operates. Each Affiliated Orthodontist faces competition from other orthodontists and general dentists in the communities served, many of whom have more established practices in the market. While management believes that the Company is the only entity currently developing and managing orthodontic practices throughout the United States, there are several companies pursing similar strategies in other segments of the health care industry (including general dentistry) and companies with similar objectives and greater access to financial resources may enter the Company's markets and compete with the Company.

   RISK OF PROVIDING ORTHODONTIC SERVICES. The Orthodontic Centers provide orthodontic services to the public and are exposed to the risk of professional liability and other claims. Such claims, if successful, could result in substantial damage awards to the claimants which could exceed the limits of any applicable insurance coverage. The Company does not control the practice of orthodontics by the Affiliated Orthodontists or their compliance with the regulatory and other requirements directly applicable to orthodontists and their practices. Each Affiliated Orthodontist has undertaken, however, to comply with all applicable regulations and requirements, and the Company is indemnified under its long-term agreements for claims against the Affiliated Orthodontists. The Company maintains liability insurance for itself and is named as an additional insured party under the liability insurance policy required to be maintained by each Affiliated Orthodontist. However, a successful malpractice claim against the Company or an Affiliated Orthodontist could have a material adverse effect on the Company.

   HEALTH CARE REFORM. Congress and certain state legislatures have considered various types of health care reform, including comprehensive revisions to the current health care system. It is uncertain what legislative proposals will be adopted in the future, if any, or what actions Congress, state legislatures or third party payors may take in anticipation of or in response to any health care reform proposals or legislation. Health care reform legislation adopted by Congress or state legislatures could have a material adverse effect on the operations of the Company, and changes in the health care industry, such as the growth of managed care organizations and provider networks, may result in lower payment levels for the services of the Affiliated Orthodontists.

   CONTROL BY PRINCIPAL STOCKHOLDERS. At June 7, 1996, Dr. Lazzara and Mr. Palmisano, collectively, beneficially owned approximately 23.7% of the Company's outstanding shares of Common Stock. As a result of their holdings, Dr. Lazzara and Mr. Palmisano together will continue to have a disproportionate ability to affect the election of the members of the Board of Directors of the Company and thereby substantially control the affairs and management of the Company and all matters requiring stockholder approval. Such control could adversely affect the market price of the Common Stock.

   CERTAIN ANTI-TAKEOVER PROVISIONS. Certain provisions of the Company's Restated Certificate of Incorporation, Bylaws and Delaware law may make a change in control of the Company more difficult to effect, even if a change in control were in the stockholders' interest. These provisions include certain supermajority vote requirements contained in the Company's Restated Certificate of Incorporation and Bylaws. In addition, the Company's Restated Certificate of Incorporation allows the Board of Directors to determine the terms of preferred stock which may be issued by the Company without approval of the holders of the Common Stock, and thereby enables the Board of Directors to prevent changes in the management and control of the Company. The Board of Directors is divided into three classes of directors elected for staggered three-year terms. Such staggered terms may affect the ability of the holders of the Common Stock to effect a change in control of the Company.

   POSSIBLE VOLATILITY OF STOCK PRICE. The market price of the Common Stock could be subject to significant fluctuations in response to variations in financial results or announcements of material events by the Company or its competitors. Regulatory changes, developments in the health care industry or changes in general conditions in the economy or the financial markets could also adversely affect the market price of the Common Stock.

                             SELLING STOCKHOLDERS

   The Company has issued unregistered shares of Common Stock in connection with its acquisition of the assets or stock of orthodontic entities. The Selling Stockholders may determine to reoffer such shares to the public. The identity of the Selling Stockholders, the number of shares of Common Stock to be sold by the Selling Stockholders and the price per share of Common Stock will be determined at the time of the consummation of the particular transaction. Specific information regarding the transaction, the identity of the Selling Stockholders and the number of shares of Common Stock to be resold will be provided at the time of such transaction by means of a Supplement or a Post-Effective Amendment hereto, as applicable.

   The sale of such shares of Common Stock by the Selling Stockholders may be effected from time to time in transactions on the Nasdaq Stock Market National Market, in negotiated transactions, through the writing of options on such shares, or through a combination of such methods of sale, at prices prevailing at the time of sale, or at negotiated prices. The Selling Stockholders may effect such transactions by selling such shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of such shares for which such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

   The Selling Stockholders and any broker-dealers who act in connection with the sale of such shares of Common Stock hereunder may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of such shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act.

   The Company intends to make available public information concerning itself in compliance with the Securities Act and the regulations thereunder, and accordingly, Rule 144 or Rule 145 under the Securities Act may be available for use by holders of Common Stock to effect transfers of such securities, subject to compliance with the remaining provisions of such rules.

                                 LEGAL MATTERS

   The validity of the shares of the Common Stock offered hereby will be passed upon for the Company by Waller Lansden Dortch & Davis, Nashville, Tennessee.


                                    EXPERTS

   The consolidated financial statements of Orthodontic Centers of America, Inc. appearing in Orthodontic Centers of America Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses of this offering, which are to be paid by the Company, are estimated as follows:

Commission Registration Fee...........................     $11,552
State Qualification Expenses (including legal fees)...       1,000
Legal Fees and Expenses...............................      10,000
Auditors' Fees and Expenses...........................      10,000
Transfer Agent and Registrar Fees.....................       2,000
Miscellaneous Expenses................................       4,500
                                                           _______
  Total...............................................     $39,052
                                                           =======


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

RESTATED CERTIFICATE OF INCORPORATION

    The Company's Restated Certificate of Incorporation provides that the Company will indemnify, and upon request advance expenses to, any person (or his estate) who was or is a party to any legal proceeding because he is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, or other entity, against any liability incurred in that proceeding to the full extent permitted by the Delaware General Corporation Law.

DELAWARE GENERAL CORPORATION LAW

    Section 145 of the Delaware General Corporation Law grants corporations the power to indemnify their directors, officers, employees and agents in accordance with the provisions thereof.

INSURANCE

    The Company maintains and pays premiums on an insurance policy on behalf of its officers and directors against liability asserted against or incurred by such persons in or arising from their capacity as such.

COMMISSION POLICY ON INDEMNIFICATION

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

       (a)  Exhibits


  EXHIBIT
  NUMBER                                      DESCRIPTION OF EXHIBITS
- -----------           -----------------------------------------------------------------------------------
    3.1     --        Bylaws of the Registrant (1)
    3.2     --        Restated Certificate of Incorporation of the Registrant (1)
    4.1     --        Specimen Stock Certificate (1)
    5.1     --        Opinion of Waller Lansden Dortch & Davis*
    9.1     --        Voting Trust Agreement, dated as of October 18, 1994, between John R. Anderson,
                      D.D.S., P.A., Neal A. Stubbs, D.D.S., P.A., and Gasper Lazzara, Jr., D.D.S. (1)
   10.1     --        Form of Service Agreement (confidential treatment granted as to a portion of the agreement) (1)
   10.2     --        Form of Management Agreement (confidential treatment granted as to a portion of the agreement) (1)
   10.3     --        Form of Consulting Agreement (1)
   10.4     --        Employment Agreement between the Registrant and Gasper Lazzara, Jr., D.D.S. (1)
   10.5     --        Employment Agreement between the Registrant and Bartholomew F. Palmisano, Sr. (1)
   10.6     --        Orthodontic Centers of America, Inc. 1994 Incentive Stock Plan (1)
   10.7     --        Orthodontic Centers of America, Inc. 1994 NonQualified Stock Option Plan for
                      Non-Employee Directors (1)
   10.8     --        First Union National Bank Defined Contribution Master Plan and Trust Agreement, and
                      Adoption Agreement relating thereto, between the Registrant and First Union National
                      Bank (1)
   10.9     --        Settlement and Purchase Agreement, dated as of October 10, 1994, between John R.
                      Anderson, D.D.S., P.A. and Neal A. Stubbs, D.D.S., P.A., and Gasper Lazzara, Jr.,
                      D.D.S., P.A., Gasper Lazzara, Jr., D.D.S., Bartholomew F. Palmisano, Sr., Palmisano &
                      Associates, A Corporation of Certified Public Accountants, Orthodontic Centers of
                      America, Inc., a Florida corporation, Orthodontic Centers of America, Inc., a
                      Louisiana corporation, and the Registrant (1)
  10.10     --        Non-Assignable Promissory Note, dated October 18, 1994, by the Registrant in favor of
                      John R. Anderson, D.D.S., P.A. (1)
  10.11     --        Non-Assignable Promissory Note, dated October 18, 1994, by the Registrant in favor of
                      Neal A. Stubbs, D.D.S., P.A. (1)
  10.12     --        Security Agreement, dated October 18, 1994, between John R. Anderson, D.D.S., P.A.
                      and Neal A. Stubbs, D.D.S., P.A. (1)
  10.13     --        Stock Escrow and Pledge Agreement, dated October 18, 1994, between Gasper Lazzara,
                      Jr., D.D.S. and Bartholomew F. Palmisano, Sr., and John R. Anderson, D.D.S., P.A.,
                      and Neal A. Stubbs, D.D.S., P.A. (1)
  10.14     --        Stock Escrow and Pledge Agreement, dated October 18, 1994, between John R. Anderson,
                      D.D.S., John R. Anderson, D.D.S., P.A., Neal A. Stubbs, D.D.S.,  Neal A. Stubbs,
                      D.D.S., P.A. and Gasper Lazzara, Jr., D.D.S., the Registrant and the Escrow Agent (1)
  10.15     --        Revolving Credit and Security Agreement, dated October 18, 1994, between the
                      Registrant and First Union National Bank of Florida (1)
  10.16     --        Letter of Credit issued to the Registrant by First Union National Bank of Florida
                      with John R. Anderson, D.D.S., P.A., as beneficiary (1)

  10.17     --        Letter of Credit issued to the Registrant by First Union National Bank of Florida
                      with Neal A. Stubbs, D.D.S., P.A., as beneficiary (1)
  10.18     --        Form of Exchange Agreement (1)
  10.19     --        Form of Dissolution Agreement (1)
  10.20     --        Form of Redemption Agreement (1)
  10.21     --        Agreement, dated as of October 18, 1994, between the Registrant and Dr. Gasper
                      Lazzara, Jr. and Bartholomew F. Palmisano, Sr. (1)
  10.22     --        Exchange Agreement, dated as of October 18, 1994, between each of the partners of
                      Anderson, Lazzara, and Stubbs Partnership and the Registrant (1)
  10.23     --        1995 Restricted Stock Option Plan (2)
  10.24     --        Form of Employment Agreement between Affiliated Orthodontic Entities and Affiliated
                      Orthodontists (3)
  10.25     --        1996 Employee Stock Purchase Plan (4)
   21.1     --        List of subsidiaries of the Registrant (4)
   23.1     --        Consent of Ernst & Young LLP*
   23.2     --        Consent of Waller Lansden Dortch & Davis (included in Exhibit 5.1)*
   24.1     --        Power of Attorney (included on page II-5)*
- ---------------

  (1) Incorporated by reference to exhibits filed with the Registrant's Registration Statement on Form S-1, Registration Statement No. 33-85326.
  (2) Incorporated by reference to exhibits filed with the Registrant's
      Annual Report on Form 10-K for the year ended December 31, 1994.
  (3) Incorporated by reference to exhibits filed with the Registrant's Registration Statement on Form S-1, Registration No. 33-52140.
  (4) Incorporated by reference to exhibits filed with the Registrant's
      Annual Report on Form 10-K for the year ended December 31, 1995.
   *  Filed herewith.

  (b) Financial Statement Schedules

    All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.


ITEM 17.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes to respond to requests for information that are incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ponte Vedra Beach, State of Florida, on June 13, 1996.

                              ORTHODONTIC CENTERS OF AMERICA, INC.

                              By:   /s/ Gasper Lazzara, Jr., D.D.S.
                                  -------------------------------------
                                  Gasper Lazzara, Jr., D.D.S.
                                  Chairman, President and Chief
                                  Executive Officer

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Gasper Lazzara, Jr. and Bartholomew F. Palmisano, Sr., his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments and amendments thereto) and any registration statement relating to the same offering as this Registration Statement that is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                         Title                        Date
        -----------                        -----                       ------

/s/ GASPER LAZZARA, JR., D.D.S.      Chairman, President,          June 13, 1996
- -----------------------------------   Chief Executive Officer
    Gasper Lazzara, Jr., D.D.S        and Director (Principal
                                      Executive Officer)

/s/ BARTHOLOMEW F. PALMISANO, SR.    Chief Financial Officer,      June 13, 1996
- -----------------------------------   Senior Vice President,
Bartholomew F. Palmisano, Sr.         Secretary and Treasurer
                                      (Principal Financial and
                                      Accounting Officer)

/s/ MICHAEL C. JOHNSEN               Vice President of Operations  June 13, 1996
- -----------------------------------   and Director
Michael C. Johnsen

/s/ EDWARD J. WALTERS, JR.           Director                      June 13, 1996
- -----------------------------------
Edward J. Walters, Jr.

/s/ GORDON TUNSTALL                  Director                      June 13, 1996
- -----------------------------------
Gordon Tunstall

                                 EXHIBIT INDEX


  EXHIBIT                                                                                                   PAGE
  NUMBER      DESCRIPTION OF EXHIBITS                                                                      NUMBER
- -----------   -----------------------                                                                     -------
    3.1     --        Bylaws of the Registrant (1)
    3.2     --        Restated Certificate of Incorporation of the Registrant (1)
    4.1     --        Specimen Stock Certificate (1)
    5.1     --        Opinion of Waller Lansden Dortch & Davis*
    9.1     --        Voting Trust Agreement, dated as of October 18, 1994, between John R. Anderson,
                      D.D.S., P.A., Neal A. Stubbs, D.D.S., P.A., and Gasper Lazzara, Jr., D.D.S. (1)
   10.1     --        Form of Service Agreement (confidential treatment granted as to a portion of the agreement) (1)
   10.2     --        Form of Management Agreement (confidential treatment granted as to a portion of the agreement) (1)
   10.3     --        Form of Consulting Agreement (1)
   10.4     --        Employment Agreement between the Registrant and Gasper Lazzara, Jr., D.D.S. (1)
   10.5     --        Employment Agreement between the Registrant and Bartholomew F. Palmisano, Sr. (1)
   10.6     --        Orthodontic Centers of America, Inc. 1994 Incentive Stock Plan (1)
   10.7     --        Orthodontic Centers of America, Inc. 1994 NonQualified Stock Option Plan for
                      Non-Employee Directors (1)
   10.8     --        First Union National Bank Defined Contribution Master Plan and Trust Agreement, and
                      Adoption Agreement relating thereto, between the Registrant and First Union National
                      Bank (1)
   10.9     --        Settlement and Purchase Agreement, dated as of October 10, 1994, between John R.
                      Anderson, D.D.S., P.A. and Neal A. Stubbs, D.D.S., P.A., and Gasper Lazzara, Jr.,
                      D.D.S., P.A., Gasper Lazzara, Jr., D.D.S., Bartholomew F. Palmisano, Sr., Palmisano &
                      Associates, A Corporation of Certified Public Accountants, Orthodontic Centers of
                      America, Inc., a Florida corporation, Orthodontic Centers of America, Inc., a
                      Louisiana corporation, and the Registrant (1)
  10.10     --        Non-Assignable Promissory Note, dated October 18, 1994, by the Registrant in favor of
                      John R. Anderson, D.D.S., P.A. (1)
  10.11     --        Non-Assignable Promissory Note, dated October 18, 1994, by the Registrant in favor of
                      Neal A. Stubbs, D.D.S., P.A. (1)
  10.12     --        Security Agreement, dated October 18, 1994, between John R. Anderson, D.D.S., P.A.
                      and Neal A. Stubbs, D.D.S., P.A. (1)
  10.13     --        Stock Escrow and Pledge Agreement, dated October 18, 1994, between Gasper Lazzara,
                      Jr., D.D.S. and Bartholomew F. Palmisano, Sr., and John R. Anderson, D.D.S., P.A.,
                      and Neal A. Stubbs, D.D.S., P.A. (1)
  10.14     --        Stock Escrow and Pledge Agreement, dated October 18, 1994, between John R. Anderson,
                      D.D.S., John R. Anderson, D.D.S., P.A., Neal A. Stubbs, D.D.S.,  Neal A. Stubbs,
                      D.D.S., P.A. and Gasper Lazzara, Jr., D.D.S., the Registrant and the Escrow Agent (1)
  10.15     --        Revolving Credit and Security Agreement, dated October 18, 1994, between the
                      Registrant and First Union National Bank of Florida (1)
  10.16     --        Letter of Credit issued to the Registrant by First Union National Bank of Florida
                      with John R. Anderson, D.D.S., P.A., as beneficiary (1)
  10.17     --        Letter of Credit issued to the Registrant by First Union National Bank of Florida
                      with Neal A. Stubbs, D.D.S., P.A., as beneficiary (1)
  10.18     --        Form of Exchange Agreement (1)
  10.19     --        Form of Dissolution Agreement (1)
  10.20     --        Form of Redemption Agreement (1)

  10.21     --        Agreement, dated as of October 18, 1994, between the Registrant and Dr. Gasper
                      Lazzara, Jr. and Bartholomew F. Palmisano, Sr. (1)
  10.22     --        Exchange Agreement, dated as of October 18, 1994, between each of the partners of
                      Anderson, Lazzara, and Stubbs Partnership and the Registrant (1)
  10.23     --        1995 Restricted Stock Option Plan (2)
  10.24     --        Form of Employment Agreement between Affiliated Orthodontic Entities and Affiliated
                      Orthodontists (3)
  10.25     --        1996 Employee Stock Purchase Plan (4)
   21.1     --        List of subsidiaries of the Registrant (4)
   23.1     --        Consent of Ernst & Young LLP*
   23.2     --        Consent of Waller Lansden Dortch & Davis (included in Exhibit 5.1)*
   24.1     --        Power of Attorney (included on page II-5)*

- ---------------
  (1) Incorporated by reference to exhibits filed with the Registrant's Registration Statement on Form S-1, Registration Statement No. 33-85326.
  (2) Incorporated by reference to exhibits filed with the Registrant's
      Annual Report on Form 10-K for the year ended December 31, 1994.
  (3) Incorporated by reference to exhibits filed with the Registrant's Registration Statement on Form S-1, Registration No. 33-52140.
  (4) Incorporated by reference to exhibits filed with the Registrant's
      Annual Report on Form 10-K for the year ended December 31, 1995.
   *  Filed herewith.